Exhibit 99.1


Contact:     Robert Mosby, QMed, Inc.
             732-544-5544 Ext. 1107


QMed, Inc. Reports Year End Q4 Results

Eatontown, New Jersey, February 25, 2004 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the fiscal year ending November 30, 2003. Revenue for the year ended November 30, 2003 increased to $12,899,361 from $12,744,754 a year ago. Net loss for the year ended November 30, 2003 totaled $(2,151,376) or $(0.15) per share from a net income of $705,146 or $.04 per fully diluted share a year ago. Revenue for the three month period ended November 30, 2003 decreased to $2,751,704 approximately 23% from $3,575,111 a year ago. Net income for the quarter decreased to a loss of $(1,187,860) or $(.08) per share from a net income of $414,581 or $.03 per fully diluted share for the same period a year ago. The Company had working capital of approximately $6,151,000 at November 30, 2003 compared to working capital of $6,718,000 at November 30, 2002 and ratios of current assets to current liabilities of 2.7:1 as of November 30, 2003, and 3.1:1 as of November 30, 2002.

Michael W. Cox, president and CEO, said, " During this past year, we added $5,800,000 in new commercial business which was largely offset by a reduction in revenue in this customer segment due to the termination of our Regence of Oregon and Washington contracts and some M+C market exits by PacifiCare. In order to enhance our probability of success, we deepened our Medicare participation, took steps to reduce financial risk in existing contracts, and positioned the Company for dramatic growth in 2004 and beyond. The financial results for this year reflect costs associated with the implementation of several large Medicare Demonstration projects, as well as contract reconciliations and restructurings. We believe the Medicare projects will have substantial benefit in the future, and that restructured contracts will more accurately reflect the positive results of our interventions, as well as reduce financial risk."

"We remain confident in our future, in part because the passage of the Medicare Modernization Act (MMA) has changed the landscape for QMed," he continued. "While validating our early and vigorous commitment to Medicare it has also increased our opportunities in multiple ways. MMA has revitalized managed Medicare, mandated a pilot in Medicare fee for service and mandated a physician quality demonstration. Revitalization of Medicare Advantage (formerly Medicare+Choice) gives us another major opportunity for growth in an expanding market. The CCIP (Chronic Care Improvement Pilot) will be larger than current Medicare demonstrations, even though its exact size has not been finalized. We expect to bid and believe that our superb record of patient enrollment coupled with our powerful and proven interventions will continue to answer Medicare's stated needs. MMA mandates that, if a positive outcome is established in the pilot, that the intervention must be made a part of Medicare's fee for service program."

"In addition to these opportunities introduced by Medicare reform, QMed will be one of the first disease management programs to have randomized outcomes reported to Congress by the Secretary of Health and Human Services in Spring 2004, a potentially pivotal event. Beyond Medicare, we are currently experiencing robust new commercial health plan activity, including the announced commitment on the part of a major health plan customer in the Southwest to increase our coverage of their commercial members five-fold to 1,245,000," he concluded.

                                            QMed, INC. AND SUBSIDIARIES
                                             Consolidated Balance Sheets
                                                    November 30,

                                                       Assets
                                                                                                 2003                2002
                                                                                          ----------------    ----------------
Current assets
    Cash and cash equivalents                                                             $      1,638,271    $      2,383,123
    Investments in securities                                                                    6,213,825           6,873,491
    Accounts receivable, net of allowance for
     doubtful accounts of $2000                                                                  1,315,021             203,216
    Inventory                                                                                      146,239             173,046
    Prepaid expenses and other current assets                                                      392,783             344,667
                                                                                          ----------------    ----------------
                                                                                                 9,706,139           9,977,543


Property and equipment, net of accumulated depreciation                                          1,133,419           1,168,002
Product software development costs, net                                                            441,020             461,261
Accounts receivable, non-current                                                                 1,474,674                   -
Other assets                                                                                       163,059             556,375
Investment in joint venture                                                                             -                    -
                                                                                          ----------------    ----------------
                                                                                          $     12,918,311    $     12,163,181
                                                                                          ================    ================


                      Liabilities and Stockholders' Equity

Current liabilities
    Accounts payable and accrued liabilities                                              $        975,724    $        766,928
                                                                                          ----------------    ----------------
    Lease payable, current portion                                                                  73,463              46,980
    Accrued salaries and commissions                                                               565,524             334,642
    Fees reimbursable to health plans                                                              182,359               3,050
    Performance guarantee payable                                                                        -             248,156
    Contract billings in excess of revenues                                                      1,717,657           1,760,620
    Deferred warranty revenue                                                                       33,235              58,867
    Income taxes payable                                                                             6,810              40,000
                                                                                          ----------------    ----------------
                                                                                                 3,554,772           3,259,243

Leases payable, long term                                                                           44,429              35,948
Contract billings in excess of revenue, long term                                                2,270,928                   -
                                                                                          ----------------    ----------------
                                                                                                 5,870,129           3,295,191
                                                                                          ----------------    ----------------

Commitments and contingencies

Stockholders' equity
    Common stock, $.001 par value, 40,000,000 shares
     authorized, 14,627,384 and 14,506,153 shares issued
     14,605,384 and 14,484,153 outstanding, respectively                                            14,627              14,506
    Paid-in capital                                                                             33,380,751          33,079,409
    Accumulated deficit                                                                        (26,264,572)        (24,113,196)
    Accumulated other comprehensive income
      Unrealized (losses) gains on securities available for sale                                    (6,999)            (37,104)
                                                                                          ----------------    ----------------
                                                                                                 7,123,807           8,943,615
                                                                                          ----------------    ----------------

    Less treasury stock at cost, 22,000 common shares                                              (75,625)            (75,625)
                                                                                          ----------------    ----------------
      Total stockholders' equity                                                                 7,048,182           8,867,990
                                                                                          ----------------    ----------------
                                                                                        $       12,918,311    $     12,163,181
                                                                                        ==================    ================

                                              QMED, INC. AND SUBSIDIARIES
                                         Consolidated Statements of Operations
                                           For the Years Ended November 30,


                                                                        2003                   2002                   2001
                                                                  ----------------       ----------------      ----------------
Sales
    Disease management services                                   $     12,650,406       $     12,324,877      $      7,534,931
    Medical equipment                                                      248,955                419,877               486,703
                                                                  ----------------       ----------------      ----------------
                                                                        12,899,361             12,744,754             8,021,634
                                                                  ----------------       ----------------      ----------------

Cost of sales
    Disease management services                                          6,534,116              5,392,550             3,017,380
    Medical equipment                                                      192,751                215,013               283,146
                                                                  ----------------       ----------------      ----------------

Cost of sales                                                            6,726,867              5,607,563             3,300,526
                                                                  ----------------       ----------------      ----------------

Gross profit                                                             6,172,494              7,137,191             4,721,108


Selling, general and administrative expenses                             6,875,834              5,789,730             5,424,183
Research and development expenses                                          905,360                999,985               757,355
Litigation settlement                                                      230,000                      -                     -
                                                                  ----------------       ----------------      ----------------

(Loss) income from operations                                           (1,838,700)               347,476            (1,460,430)

Interest expense                                                           (25,595)                (9,173)              (16,517)

Interest income, net                                                        90,418                220,014               232,607
Loss in operations of joint venture                                       (362,499)               (47,500)              (42,500)
Other income                                                                     -                104,444                24,180
                                                                  ----------------       ----------------      ----------------
(Loss) income before income tax benefit (provision)                     (2,136,376)               615,261            (1,262,660)

    Gain on sale of state tax benefits                                           -                129,885               219,603
    Provision for state income taxes                                       (15,000)               (40,000)                    -


Net (loss) income                                                 $     (2,151,376)      $        705,146      $     (1,043,057)
                                                                  ================       ================      ================
Basic (loss) income per share
    Weighted average shares outstanding                                 14,568,781             14,433,922            13,866,216
                                                                  ================       ================      ================

    Basic (loss) earnings per share                               $           (.15)      $            .05      $           (.08)
                                                                  ================       ================      ================

Diluted (loss) income per share
    Weighted average shares outstanding                                 14,568,781             16,587,169            13,866,216
                                                                  ================       ================      ================

Diluted (loss) earnings per share                                 $           (.15)      $            .04      $           (.08)
                                                                  ================       ================      ================



About QMed, Inc.
----------------

QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.


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